UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)    February 16, 2011

American River Bankshares
(Exact name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-31525	68-0352144
(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA	95670
(Address of Principal Executive Offices)	(Zip Code)

(916) 851-0123
(Registrant’s Telephone Number, Including Area Code)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The Index to Exhibits is on Page 3

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, the Registrant, American River Bankshares (the “Company”), received letters from Amador S. Bustos and Dorene C. Dominguez, both resigning from their positions as Directors of American River Bankshares and American River Bank effective April 20, 2011 and May 18, 2011, respectively. Their terms expire on May 19, 2011. American River Bank is the Registrant’s banking subsidiary. The reasons for Mr. Bustos’ and Ms. Dominguez’s resignations are set forth in their letters and are not the result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices. The registrant has provided Mr. Bustos and Ms. Dominguez with a copy of this disclosure prior to filing this Form 8-K with the Commission and they have had an opportunity to provide the registrant with a letter addressed to the registrant stating whether they disagree with the statements made by the registrant in this disclosure. No such additional letter has been received by the registrant.

The foregoing description is qualified by reference to the letters of resignation from Mr. Bustos and Ms. Dominguez, both dated February 16, 2011 and attached as Exhibit 99.1 and Exhibit 99.2. The Registrants press release dated February 18, 2011 is attached as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(99.1)     Letter of Resignation from Amador S. Bustos

(99.2)     Letter of Resignation from Dorene C. Dominguez

(99.3)     Press release dated February 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
February 18, 2011	Mitchell A. Derenzo
Chief Financial Officer (Principal Accounting and Financial Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Letter of Resignation from Amador S. Bustos	4
99.2	Letter of Resignation from Dorene C. Dominguez	5
99.3	Press release dated February 18, 2011	6

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